SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[X]    Preliminary Proxy Statement
[ ]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                            Enterprise Bancorp, Inc.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]     No fee required
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:


[  ]     Fee paid previously with preliminary materials: _________________

[  ]     Check box if any part of the fee is offset as  provided  by  Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

         (1)      Amount previously paid:

         (2)      Form, Schedule or Registration Statement No:

         (3)      Filing party:

         (4)      Date Filed:

                                                                  March 25, 1999


Dear Stockholder:

         You are cordially invited to attend the 1999 Annual Meeting of the Stockholders (the "Annual Meeting") of Enterprise Bancorp, Inc. (the "Company"), the parent holding company of Enterprise Bank and Trust Company, to be held on Tuesday, May 4, 1999, at 4:00 p.m. local time, at the American Textile Museum, 491 Dutton Street, Lowell, Massachusetts.

         The Annual Meeting has been called for the following purposes:

         1. To elect five Directors of the Company, each for a three-year term;

         2. To approve and adopt an amendment to the Company's Articles of Organization to increase the number of shares of common stock that the Company is authorized to issue from 5,000,000 shares to 10,000,000 shares;

         3. To ratify the Board of Directors' appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1999; and

         4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

         The accompanying Proxy Statement of the Company provides information concerning the matters to be voted on at the Annual Meeting. Also enclosed is the Company's 1998 Annual Report to Stockholders, which contains additional information and results for the year ended December 31, 1998, including the Company's Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission.

         It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are requested to complete, date, sign and return the enclosed proxy card in the enclosed postage paid envelope.

         Thank you for returning your proxy. We appreciate your continuing support of the Company.


                                            Sincerely,



                                            George L. Duncan
                                            Chairman of the Board
                                            and Chief Executive Officer

                            ENTERPRISE BANCORP, INC.

                              222 MERRIMACK STREET
                           LOWELL, MASSACHUSETTS 01852
                            TELEPHONE: (978) 459-9000
                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                       To Be Held on Tuesday, May 4, 1999


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Enterprise Bancorp, Inc. (the "Company") will be held at the American Textile Museum, 491 Dutton Street, Lowell, Massachusetts at 4:00 p.m. local time on Tuesday, May 4, 1999 for the following purposes:

         1. To elect Kenneth S. Ansin, Eric W. Hanson, Arnold S. Lerner, Richard W. Main and John R. Clementi as Directors of the Company, each to serve for a three-year term (Proposal One);

         2. To approve and adopt an amendment to the Company's Articles of Organization to increase the number of shares of common stock that the Company is authorized to issue from 5,000,000 shares to 10,000,000 shares (Proposal Two);

         3. To ratify the Board of Directors' appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1999 (Proposal Three); and

         4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on March 10, 1999 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of the Company's common stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

         In the event there are not sufficient votes to approve any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

                                            By Order of the Board of Directors


                                            Arnold S. Lerner
                                            Clerk
Lowell, Massachusetts
March 25, 1999

EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING AND DESIRE TO WITHDRAW YOUR PROXY AND VOTE IN PERSON, YOU MAY DO SO.

                            ENTERPRISE BANCORP, INC.

                              222 MERRIMACK STREET
                           LOWELL, MASSACHUSETTS 01852
                            Telephone: (978) 459-9000

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                       To Be Held on Tuesday, May 4, 1999


General

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Enterprise Bancorp, Inc. (the "Company"), the parent holding company of Enterprise Bank and Trust Company (the "Bank"), for the 1999 Annual Meeting of Stockholders of the Company (the "Annual Meeting"), to be held on Tuesday, May 4, 1999 at 4:00 p.m. local time, at the American Textile Museum, 491 Dutton Street, Lowell, Massachusetts and at any adjournments or postponements thereof. This Proxy Statement, the accompanying Notice of Annual Meeting and the accompanying proxy card are first being mailed to stockholders on or about March 25, 1999.

         The Annual Meeting has been called for the following purposes: (1) to elect a class of five Directors of the Company, each for a three-year term; (2) to approve and adopt an amendment to the Company's Articles of Organization to increase the number of shares of common stock that the Company is authorized to issue from 5,000,000 shares to 10,000,000 shares; (3) to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors; and (4) to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

         The Company is a Massachusetts corporation and a registered bank holding company. All of the company's material business activities are conducted through the Bank.

         On January 14, 1999, the Company effected a 2:1 split of its common stock, par value $0.01 per share (the "Common Stock"), through the payment of a stock dividend to stockholders of record on January 4, 1999. All references to issued or issuable shares of Common Stock (including the exercise price of outstanding options to purchase shares of Common Stock) contained in this Proxy Statement have been adjusted to reflect the stock split.

Record Date

         The Board of Directors has fixed the close of business on March 10, 1999 as the Record Date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Only holders of record of the Company's common stock at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. At the close of business on the Record Date, there were 3,169,634 shares of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting and any adjournments or postponements thereof. As of such date there were approximately 580 holders of record of the Common Stock. The holders of each share of the Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record upon each matter properly submitted to the Annual Meeting or any adjournments or postponements thereof.

Proxies

         Holders of the Common Stock are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed envelope which requires no postage if mailed in the United States. If the enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will, unless such proxy has previously been revoked, be voted in accordance with the instructions marked thereon. Properly executed proxies with no instructions indicated thereon will be voted (1) FOR the election of Kenneth S. Ansin, Eric W. Hanson, Arnold S. Lerner, Richard W. Main and John R. Clementi, the five nominees of the Board of Directors, as Directors of the Company, (2) FOR the approval and adoption of the amendment to the Company's Articles of Organization to increase the number of shares of Common Stock that the Company is authorized to issue from 5,000,000 shares to 10,000,000 shares, (3) FOR the ratification of the Board of Directors' appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1999, and (4) in such manner as management's proxy-holders shall decide on such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

         The presence of a stockholder at the Annual Meeting will not automatically revoke a stockholder's proxy. A stockholder may, however, revoke a proxy at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation) by filing with the Clerk of the Company a written notice of revocation, or by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies in connection with the Annual Meeting should be addressed as follows: Enterprise Bancorp, Inc., 222 Merrimack Street, Lowell, Massachusetts 01852, Attention: Arnold S. Lerner, Clerk.

         It is not anticipated that any matters other than those set forth in the foregoing proposals (1), (2) and (3) contained in this Proxy Statement will be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters in their discretion in accordance with their best judgment.

         In addition to use of the mails, proxies may be solicited personally or by telephone or telegraph by officers, Directors and employees of the Company who will not be specially compensated for such solicitation activities.
Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred in that connection. The cost of soliciting proxies will be borne by the Company.

Quorum; Vote Required

         The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of the Common Stock is necessary to constitute a quorum at the Annual Meeting for the transaction of business. Abstentions and "broker non-votes" (as defined below) will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. A quorum being present, the affirmative vote of a plurality of the votes cast at the Annual Meeting is required to elect a class of five Directors of the Company (Proposal One). Neither abstentions nor broker non-votes will be counted as "votes cast" for purposes of electing a class of five Directors of the Company and, therefore, they will not affect the election of Directors of the Company. The approval and adoption of the amendment to the Company's Articles of Organization to increase the number of authorized shares of Common Stock (Proposal Two) requires the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock. Neither abstentions nor broker non-votes will be included among the outstanding shares of Common Stock that are affirmatively voted "for" this proposal and, therefore, they will have the effect of votes "against" this proposal. Approval of the proposal to ratify the appointment of independent auditors (Proposal Three) requires the affirmative vote of a majority of the shares present and voting, in person or by proxy, at the Annual Meeting. Neither abstentions nor broker non-votes will be included among the shares that are considered to be present and voting on this proposal and, therefore, they will have no effect on the voting for this proposal.

         A "broker non-vote" is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares which are the subject of the proxy on a particular matter with respect to which the broker or other nominee does not have discretionary voting power.

         The Directors and executive officers of the Company have indicated that they intend to vote all shares of the Common Stock which they are entitled to vote in favor of each of proposals (1), (2) and (3) presented herein. On the Record Date, the Directors and executive officers of the Company in the aggregate had the right to vote 919,040 shares of the Common Stock representing approximately 28.99% of the outstanding shares of the Common Stock as of such date.


                                  PROPOSAL ONE
                         ELECTION OF CLASS OF DIRECTORS

         The Company's By-Laws provide that the number of Directors shall be set by a majority vote of the entire Board of Directors. The number of Directors for the Company has been accordingly set at 15. Under the Company's Articles of Organization and By-Laws, this number shall be divided into three classes, as nearly equal in number as possible, with the Directors in each class serving a term of three years and until their respective successors are duly elected and qualified, or until his or her earlier resignation, death or removal. As the term of one class expires, a successor class is elected at the annual meeting of stockholders for that year.

         At the Annual Meeting, there are five Directors to be elected to serve until the 2002 annual meeting of stockholders and until their respective successors are duly elected and qualified, or until his or her earlier resignation, death or removal. The Board of Directors has nominated each of Kenneth S. Ansin, Eric W. Hanson, Arnold S. Lerner, Richard W. Main and John R. Clementi, for election as a Director for a three-year term.

         Unless authority to do so has been withheld or limited in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as a Director of each of the nominees named above. The Board of Directors believes that all of the nominees will stand for election and will serve as a Director if elected. However, if any person nominated by the Board of Directors fails to stand for election or is unable or refuses to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

Recommendation of Directors

         The Board of Directors recommends that the stockholders vote FOR the election of Kenneth S. Ansin, Eric W. Hanson, Arnold S. Lerner, Richard W. Main and John R. Clementi, the five nominees proposed by the Board of Directors, as Directors of the Company to serve until the 2002 annual meeting of stockholders and until their successors are elected and qualified.

Information Regarding Directors and Nominees

         The following table sets forth certain information for each of the five nominees for election as Directors at the Annual Meeting and for those continuing Directors whose terms expire at the annual meetings of the Company's stockholders in 2000 and 2001. Each individual has been engaged in his or her principal occupation for at least five years, except as otherwise indicated.

                                                     Nominees

                                             (Term to Expire in 2002)


Name, Age and Principal Occupation                                                           Director Since (1)

Kenneth S. Ansin (34)                                                                             1994
 President and Chief Executive Officer,
 L.B. Evans Company; President and
 Chief Executive Officer of  Ansewn
 Shoe Company; Business Development
 Officer of the Bank

Eric W. Hanson (55)                                                                               1991
 Chairman and President
 D.J. Reardon Company, Inc.

Arnold S. Lerner (69)                                                                             1988
 Partner in WLLH Radio (Lowell)
 and in several other radio stations;
 Director, Courier Corporation;
 Clerk of the Company and the Bank

Richard W. Main (51)                                                                              1989
 President of the Company since its inception;
 President, Chief Operating Officer and
 Chief Lending Officer of the Bank

John R. Clementi (49)                                                                             1998
 President
 Plastican, Inc.

                                               Continuing Directors

                                             (Term to Expire in 2000)


Name, Age and Principal Occupation                                                           Director Since (1)
Gerald G. Bousquet, M.D. (65)                                                                     1988
 Physician; director and partner in
 several health care facilities

Kathleen M. Bradley (74)                                                                          1988
 Former owner, Westford Sports Center, Inc.


                                                        -4-



James F. Conway, III (46)                                                                         1989
 Chairman, Chief Executive Officer and President
 Courier Corporation

Nancy L. Donahue (68)                                                                             1988
 Chair of the Board of Trustees, Merrimack Repertory Theatre

Lucy A. Flynn (45)                                                                                1997
  Since May 1996, Senior Vice President, Wang Laboratories;
  prior thereto, Senior Vice President, Shawmut Bank, N.A.

                                             (Term to Expire in 2001)


Name, Age and Principal Occupation                                                           Director Since (1)
Walter L. Armstrong (62)                                                                          1989
 Executive Vice President of the Bank

George L. Duncan (58)                                                                             1988
 Chairman and Chief Executive Officer of the Company since its inception;
 Chairman and Chief Executive Officer of the Bank

John P. Harrington (56)                                                                           1989
 Since February 1995, Senior Vice President,
 Colonial Gas Company; prior thereto, Vice
 President, Colonial Gas Company; Director, Colonial Gas Company

Charles P. Sarantos (73)                                                                          1991
 Chairman, C&I Electrical Supply Co., Inc.

Michael A. Spinelli (66)                                                                          1988
 Owner, Merrimac Travel and Action Six
 Travel Network;  Assistant Clerk of the Company and the Bank

------------------------------

(1)      All of the Directors are also Directors of the Bank. The years listed in the foregoing tables are the respective  years in which each named  individual  first became a Director of the Company  and/or the
         Bank.

Meetings of Board of Directors and Committees

         There were five meetings of the Company's Board of Directors during the calendar year ended December 31, 1998. During such period, each Director attended more than 75% in the aggregate of the total number of meetings of the Board of Directors and of each of the committees of the Board of Directors on which he or she served.

         The Company's Board of Directors maintains three standing committees, an executive committee, an audit committee and a compensation committee. The executive committee, composed of Messrs. Duncan and Lerner, together with two additional members chosen to serve on a three-month rotating basis, is authorized to manage and transact the business of the Company. The executive committee met two times in 1998. The audit committee, composed of Ms. Bradley and Messrs. Hanson, Harrington and Spinelli,
recommends to the Board of Directors the appointment of an independent certified public accounting firm to serve as independent auditors to the Company, oversees and reviews all internal audit examinations and reports, and reviews all reports of examination of the Company prepared by regulatory authorities. The audit committee met four times in 1998. The compensation committee, composed of Messrs. Conway, Hanson and Lerner, is responsible for overseeing the administration of the employee benefit and compensation programs of the Company. The compensation committee met four times in 1998.

         The Bank's Board of Directors, which met 11 times during the year ended December 31, 1998, has an executive committee, audit committee, compensation/personnel committee, investment and asset/liability committee, marketing committee, banking technology committee, trust committee, overdue loan review committee and ECOA (Equal Credit Opportunity Act) committee.

         Executive Committee. The executive committee is authorized to manage and transact the business of the Bank. In addition, loans over certain amounts must be pre-approved by at least two members of the executive committee. Messrs. Duncan (chair of the committee) and Lerner serve as permanent members of the executive committee, while two members are chosen to serve on a three-month rotating basis from among the remaining members of the Board of Directors. The committee held 11 meetings in 1998.

         Audit Committee. The audit committee oversees and reviews all internal audit examinations and reports and reviews all reports of examination of the Bank prepared by bank regulatory authorities. The current members of the committee are Ms. Bradley and Messrs. Hanson, Harrington and Spinelli (chair of the committee). The committee held four meetings in 1998.

         Compensation/Personnel Committee. The compensation/personnel committee is responsible for overseeing the administration of the employee benefit and compensation programs of the Bank. Messrs. Conway (chair of the committee), Hanson and Lerner serve on the committee. The committee held 8 meetings in 1998.

         Investment and Asset/Liability Committee. The investment and asset/liability committee is authorized to develop and refine the strategic investment and asset/liability portfolio and asset/liability objectives of the Bank to ensure that the Bank maintains a portfolio consistent with sound investment and banking practices. Messrs. Conway, Duncan, Lerner (chair of the committee) and Main serve on the committee. Two additional members are chosen to serve on a three-month rotating basis from among the remaining members of the Bank's Board of Directors. The committee held 11 meetings in 1998.

         Marketing Committee. The marketing committee reviews the Bank's marketing activities. The current members of the committee are Messrs. Ansin, Armstrong, Duncan, Harrington, Lerner, Main and Ms. Donahue (chair of the committee). The committee held three meetings in 1998.

         Banking Technology Committee. The banking technology committee is responsible for overseeing the administration of the Bank's data processing function. Messrs. Ansin, Bousquet and Sarantos (chair of the committee) serve on the committee. The committee held four meetings in 1998.

         Trust Committee. The trust committee is responsible for overseeing trust activities including administering trust policy and reviewing trust accounts. Messrs. Conway, Duncan, Lerner (chair of the committee) and Main serve on the committee. The committee held 11 meetings in 1998.

         Overdue Loan Review Committee. The overdue loan review committee reviews and assesses all loan delinquencies. The current members of the committee are Messrs. Armstrong, Bousquet (chair of the committee), Harrington, Sarantos and Mesdames Bradley and Donahue. The committee held four meetings in 1998.

         ECOA Committee. The ECOA committee is responsible for reviewing, enhancing and developing policies and procedures to combat possible discrimination in lending. Mr. Ansin and Ms. Donahue (chair of the committee) serve on the committee, which met once in 1998.

Information Regarding Executive Officers and Other Significant Employees

         Set forth below is certain information regarding the executive officers and other significant employees of the Company (including the Bank), other than those executive officers who are also Directors of the Company and for whom such information has been provided above. Each individual named below has held his or her position for at least five years, except as otherwise indicated.

Name                                Age               Position
John P. Clancy, Jr.                 41                Treasurer of the Company since its inception; Senior
                                                      Vice President, Chief Financial Officer, Treasurer and
                                                      Chief Investment Officer of the Bank since December
                                                      1996; prior thereto, Senior Vice President, Chief
                                                      Financial Officer and Treasurer of the Bank

Robert R. Gilman                    53                Executive Vice President, Administration, and
                                                      Commercial Lender of the Bank since December 1996;
                                                      prior thereto, Senior Vice President, Administration,
                                                      and Commercial Lender of the Bank

Stephen J. Irish                    44                Senior Vice President and Chief Information and Chief
                                                      Operations Officer of the Bank since December 1996;
                                                      prior thereto, Senior Vice President and Chief
                                                      Information Officer of the Bank

Executive Compensation

         Summary Compensation Table. The following table sets forth the compensation paid by the Company (through the Bank) for services rendered in all capacities during the year ended December 31, 1998, to the chief executive officer and each of the four most highly compensated executive officers of the Bank (the "Named Executive Officers"). The Company does not employ any persons, other than through the Bank.

                                            Summary Compensation Table

                                                                                            Long-Term
                                                        Annual                            Compensation
                                                     Compensation                            Awards
                                                     ------------                         ------------
                                                                                 Securities
                                                Salary          Bonus            Underlying            All Other
Name and Principal Position           Year        ($)            ($)             Options(#)        Compensation (1)
---------------------------           ----       -----          -----            ----------        ----------------
George L. Duncan                      1998     $159,255        $124,489            16,000             $104,581 (2)
Chairman and Chief
Executive Officer of the              1997     $156,250        $ 66,984            11,000             $104,448 (2)
Company and the Bank
                                      1996     $156,250        $ 78,219            11,000             $ 25,335 (2)

Richard W. Main                       1998     $126,736        $ 99,098             8,000             $  6,401
President of the Company and
President, Chief Operating            1997     $124,345        $ 53,308             5,500             $  6,042
Officer and Chief Lending
Officer of the Bank                   1996     $124,345        $ 62,255             5,500             $  4,750

Walter L. Armstrong                   1998     $173,632           - 0 -             4,000             $  5,833
Executive Vice President,
Business Development, of the          1997     $139,627           - 0 -             3,000             $  5,795
Bank
                                      1996     $117,230           - 0 -             3,000             $  4,750

Stephen J. Irish                      1998     $               $                    3,500             $  5,400
Senior Vice President, Chief
Operations Officer and Chief          1997     $               $                    3,000             $  5,050
Information Officer of the
Bank                                  1996     $               $                    3,000             $  3,950

John P. Clancy, Jr.                   1998     $116,224        $ 30,985             3,500             $  5,709
Treasurer of the Company and
Senior Vice President, Chief          1997     $107,830        $ 21,954             3,000             $  5,357
Financial Officer, Treasurer
and Chief Investment Officer          1996     $ 93,767        $ 14,675             3,000             $  4,400
of the Bank

-----------------

(1)  Reflects the Bank's matching  contribution  on behalf of each Named  Executive  Officer to the Bank's existing
     401(k) plan.

(2)  Includes the dollar  value,  in amounts of $5,000,  $5,610 and $1,018 for 1998,  1997 and 1996,  respectively, attributable to the portion of the annual premium related to term insurance  coverage paid by the Bank under a split-dollar life insurance policy and the additional dollar value, in amounts of $91,081, $90,981 and $19,692 for 1998, 1997 and 1996,  respectively,  of the benefit to Mr. Duncan of the remaining  portion  (unrelated to term insurance  coverage) of the annual premium paid by the Bank under such split-dollar life insurance policy projected  on an  actuarial  basis.  The  premiums  paid by the Bank over the life of the policy will be fully recovered by the Bank.

Director Compensation

         The Company pays no separate compensation to the Directors for their service as members of the Company's Board of Directors. The Bank pays $200 to Directors for Board of Directors meetings, $200 to Directors for executive committee meetings, $150 to Directors for all other committee meetings, a $350 monthly retainer to all Directors and a $100 monthly retainer to executive committee members. The Bank also pays a $100 monthly retainer to the vice-chairman of the Board of Directors, a $200 monthly retainer to the Clerk of the Bank and $200 to the chairpersons of the investment and asset/liability, trust, banking technology, ECOA, compensation/personnel, overdue loan review, audit and marketing committees for each meeting attended. Directors who are also full-time salaried officers of the Bank are not paid for attending Board of Directors or committee meetings.

         As of January 1, 1999, all Directors have the option to elect on an annual basis to receive options to purchase shares of Common Stock in lieu of receiving their $350 monthly retainer fee. Each Director who elected such option for 1999 was granted an option on January 1, 1999, which becomes fully vested after one year from the date of grant and is exercisable for a period of six years thereafter, to purchase 1,160 shares of Common Stock at an exercise price of $12.50 per share.

Employment Agreements

         The Bank has entered into employment agreements with each of Messrs. Duncan and Main.

         The term of Mr. Duncan's agreement is a "rolling" three years until and unless terminated based on the occurrence of any of the following events: (i) 36 months after notice is given by the Bank to Mr. Duncan that it no longer desires to extend the agreement; (ii) the death of Mr. Duncan; (iii) the termination of Mr. Duncan by the Bank for cause; (iv) 60 days after notice is given by Mr. Duncan to the Bank at any time after the occurrence of a Business Combination as defined in the Bank's Articles of Organization; and (v) 60 days after notice is given by Mr. Duncan to the Bank following the Board of Directors' failure to re-elect Mr. Duncan as the chief executive officer of the Bank.

         Mr. Duncan receives a minimum annual base salary under the agreement of $156,250, which is subject to annual review by the Compensation Committee and Board of Directors. In addition to his base salary, Mr. Duncan is entitled to participate in all other benefit plans and otherwise receive all other fringe benefits that the Bank from time to time makes available to its officers.

         Following the occurrence of any Business Combination, Mr. Duncan has the option, upon 60 days advance written notice to the Bank, to terminate the agreement, in which event the Bank is obligated to pay Mr. Duncan 2.99 times his previous highest annual earnings under the agreement. If Mr. Duncan exercises the option to terminate under such circumstances, he is relieved of the non-competition restrictions that would otherwise apply upon his termination of the agreement.

         If the Board of Directors fails to re-elect Mr. Duncan chief executive officer at any time during the period of the agreement, then Mr. Duncan has the options, upon 60 days advance written notice to the Bank to: (i) remain as a full-time employee; (ii) terminate the agreement; or (iii) serve the Bank as a consultant in lieu of serving in another capacity. In the event Mr. Duncan elects to terminate the agreement because he is no longer the chief executive officer, he shall receive compensation from the Bank for two years. The compensation shall equal the highest annual earnings paid to Mr. Duncan during any year of the agreement. During the two-year period he is receiving payments under the agreement and in consideration of the compensation to be paid to him, Mr. Duncan is prohibited from competing with the Bank. In the event Mr. Duncan elects to serve as a consultant to the Bank, he would be required to devote approximately one-half of his time to the business and affairs of the Bank and would receive as compensation a salary equal to one-half of the highest annual earnings paid to him during the period in which he served the Bank in the capacity of chief executive officer.

         If Mr. Duncan becomes disabled during the term of the agreement, then the Bank may elect to stop paying Mr. Duncan his regular annual earnings and, upon notice, pay Mr. Duncan during the period of his disability an amount equal to 75% of the highest annual earnings paid to him during the term of the agreement less any amounts payable to him under the Bank's group disability plan. If Mr. Duncan dies while the agreement is in effect, then the Bank will continue to provide health insurance coverage under its group plan to Mr. Duncan's spouse and children in accordance with certain conditions specified in the agreement.

         Under the terms of the agreement, Mr. Duncan is prohibited from competing with the Bank during the two-year period from the date on which the agreement is terminated for any reason, except as described above in the event of Mr. Duncan's termination of the agreement following a Business Combination. During each year of the two-year non-compete period, Mr. Duncan would be entitled to receive salary payments at least equal to 70% of the highest annual earnings paid to him during any year of the term of the agreement.

         The terms of Mr. Main's employment agreement are substantially equivalent to those of Mr. Duncan's employment agreement, except that (i) the term of Mr. Main's agreement is for a "rolling" two years; (ii) Mr. Main's minimum annual base salary is $124,345; (iii) the office which the agreement contemplates will be held by Mr. Main is the office of president; and (iv) Mr. Main's potential termination payment following a Business Combination is two times his previous highest annual earnings under the agreement.

Option Grants in Last Fiscal Year

         The following table shows individual grants of stock options to the Named Executive Officers during the year ended December 31, 1998:

                                     Number of
                                    Securities            Percent of Total
                                    Underlying             Options Granted
                                      Options              to Employee in          Exercise or Base         Expiration
Name                             Granted (#)(1)(2)           Fiscal Year             Price ($/Sh )             Date
----                             -----------------          -------------           ---------------         ----------
George L. Duncan                       16000                   17.68%                   $12.50               12/01/05
Richard W. Main                        8,000                    8.84%                   $12.50               12/01/05
Walter L. Armstrong                    4,000                    4.42%                   $12.50               12/01/05
Stephen J. Irish                       3,500                    3.87%                   $12.50               12/01/05
John P. Clancy, Jr.                    3,500                    3.87%                   $12.50               12/01/05

--------------------

(1)  All options were granted under the Company's 1998 Stock  Incentive  Plan,  were granted at an exercise price of not less than the fair market value of the Common Stock at the date of grant and are intended to qualify as  "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

(2)  The options ordinarily become  exercisable at a rate of 25% per year,  commencing with initial vesting on the first anniversary of the date of grant, and become immediately exercisable in full upon a Change of Control (as such term is defined in the 1998 Stock Incentive Plan) of the Company.

Aggregated  Option  Exercises  in Last  Fiscal Year and Fiscal  Year-End  Option
Values

         The following table shows each exercise of stock options by the Named Executive Officers during the year ended December 31, 1998 and the unexercised stock options held by such persons as of such date:

                                                                                     Number of
                                                                                    Securities                 Value of
                                                                                    Underlying             Unexercised In-
                                                                                    Unexercised               the-Money
                                                                                 Options at Fiscal        Options at Fiscal
                               Shares Acquired                                     Year-End (#)              Year-End ($)
                                     on                                            Exercisable/              Exercisable/
Name                            Exercise (#)           Value Realized ($)          Unexercisable          Unexercisable (1)
----                           --------------          ------------------        -----------------        -----------------
George L. Duncan                    - 0 -                     ---                  56,100/32,500          $448,663/$123,688
Richard W. Main                     - 0 -                     ---                  28,050/16,250          $224,331/$ 61,844
Walter L. Armstrong                 - 0 -                     ---                  22,550/ 8,250          $184,925/$ 31,375
Stephen J. Irish                    - 0 -                     ---                  10,750/ 7,750          $ 84,625/$ 30,625
John P. Clancy, Jr.                 - 0 -                     ---                  10,750/ 7,750          $ 84,625/$ 30,625

--------------------

(1)  The dollar values shown are based upon the difference between $14.00,  which is the purchase price paid in the most recent purchase and sale transaction  between an unaffiliated buyer and seller that is known by the Company to have occurred prior to the date of this Proxy Statement, and the per share exercise price of the options.

Transactions with Certain Related Persons

         The Bank leases its headquarters from First Holding Trust. Mr. Duncan is a trustee of First Holding Trust and is a general partner of Old City Hall Limited Partnership which is, in turn, the beneficiary of First Holding Trust. Messrs. Main, Armstrong, Gilman and Clancy are limited partners of Old City Hall Limited Partnership. Mr. Duncan has a 17% ownership interest, and Messrs. Main, Armstrong, Gilman and Clancy each have a 5% ownership interest, in Old City Hall Limited Partnership. Under the terms of the Bank's lease with First Holding Trust, the Bank paid $188,734 and $185,658, respectively, in rent, parking fees, taxes and maintenance for the years ended December 31, 1998 and December 31, 1997.

         Certain Directors and executive officers of the Company are also customers of the Bank and have entered into loan transactions with the Bank in the ordinary course of business. In addition, certain Directors are also directors, officers or stockholders of corporations, non-profit entities or members of partnerships which are customers of the Bank and which enter into loan and other transactions with the Bank in the ordinary course of business. Such loan transactions with Directors and executive officers of the Bank and with such corporations and partnerships are on such terms, including interest rates, repayment terms and collateral, as those prevailing at the time for comparable transactions with persons who are not affiliated with the Bank and do not involve more than a normal risk of collectibility or present other features unfavorable to the Bank.

          SECURITIES OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

         The following table sets forth information with respect to Directors, Named Executive Officers and Directors and executive officers as a group and persons known to the Company who are the beneficial owners of more than 5% of the Common Stock as of February 28, 1999. Information includes the total number of shares of the Common Stock known by the Company to be beneficially owned by each such person and group and the percentage of the Common Stock each such person and group beneficially owns. All shares are owned of record and beneficially, and each person and group identified has sole voting and investment power with respect to such shares, except as otherwise noted.

Directors                                         Shares of Common Stock               Percent of Total
                                                  Beneficially Owned (1)                  Common Stock

Kenneth S. Ansin                                          22,000                               *

Walter L. Armstrong (2)                                   28,750                               *

Gerald G. Bousquet                                        14,000                               *

Kathleen M. Bradley                                       14,000                               *

John R. Clementi                                           200                                 *

James F. Conway, III                                       182                                 *

Nancy L. Donahue                                          10,000                               *

George L. Duncan (3)                                     282,258                             8.91%
710 Andover Street
Lowell, MA  01852

Lucy A. Flynn (4)                                         2,150                                *

Eric W. Hanson (5)                                       192,700                             6.08%
Three Boardwalk
Chelmsford, MA  01824

John P. Harrington                                         200                                 *

Arnold S. Lerner (6)                                     262,000                             8.27%
155 Pine Hill Road
Hollis, NH  03049

Richard W. Main (7)                                       54,650                             1.72%

Charles P. Sarantos (8)                                   19,200                               *

Michael A. Spinelli                                      122,000                             3.85%

Other Named Executive Officers
------------------------------

Stephen J. Irish (9)                                      10,800                               *

John P. Clancy, Jr. (10)                                  13,150                               *

All Directors and  Executive Officers                   1,048,240                           33.07%
as a Group (17 Persons) (11)


                                                       -13-





Other 5% Stockholders

Ronald M. Ansin                                          312,000                             9.84%
132 Littleton Road
Harvard, MA  01451
---------------------

*    Named individual beneficially owns less than 1% of total Common Stock.

(1)  The  information  as to the Common  Stock  beneficially  owned has been  furnished by each such stockholder.  All  persons  have sole  voting  and  investment  power over the  shares,  unless otherwise indicated.

(2)  Includes options to purchase 22,550 shares of the Common Stock which are currently vested,  but which have not been exercised.  This figure does not include an option to purchase up to 50,000 shares of the Common Stock owned by Mr.  Duncan,  which option was granted to Mr.  Armstrong by
     Mr. Duncan.

(3)  Includes  options to purchase 56,100 shares of the Common Stock which are currently  vested but which have not been  exercised,  5,000 shares owned by Mr. Duncan's wife and 5,000 shares owned by Mr. Duncan's  children.  Includes  100,000 shares owned by Mr. Duncan,  which are subject to options granted by Mr. Duncan to Mr. Armstrong and Mr. Main.

(4)  Includes 2,000 shares owned by Mrs. Flynn's husband.

(5)  Includes  184,700  shares owned  jointly with Mr.  Hanson's  wife and 8,000 shares owned by Mr.
     Hanson's children, with respect to which Mr. Hanson or his wife are the custodians.

(6)  Includes  100,000  shares owned by Mr.  Lerner's wife and 30,000  shares owned by Mr.  Lerner's children as to which Mr. Lerner disclaims beneficial ownership.

(7)  Includes  options to purchase 28,050 shares of the Common Stock which are currently  vested but which have not been exercised, 7,800 shares owned jointly with Mr. Main's wife and 1,600 shares owned by Mr. Main's children, with respect to which Mr. Main is the custodian. This figure does not include an option to purchase up to 50,000 shares of the Common Stock owned by Mr.  Duncan, which option was granted to Mr. Main by Mr. Duncan.

(8)  Includes  8,000 shares owned jointly with Mr.  Sarantos' wife and 2,000 shares owned jointly by
     Mr. Sarantos' wife and daughter.

(9)  Includes options to purchase 10,750 shares of the Common Stock,  which are currently vested but which have not been exercised.

(10) Includes options to purchase 10,750 shares of the Common Stock,  which are currently vested but which have not been exercised, and 2,400 shares owned by Mr. Clancy's children.

(11) Includes  options  to  purchase  128,200  shares  of  the  Common  Stock  which  are  currently exercisable.

                                  PROPOSAL TWO
                APPROVAL OF AMENDMENT TO ARTICLES OF ORGANIZATION
             TO INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

         The Board of Directors has adopted a resolution approving and recommending to the stockholders for their approval and adoption, an amendment to the Company's Articles of Organization to increase the number of shares of Common Stock that the Company is authorized to issue from 5,000,000 shares to 10,000,000 shares. The Company currently is authorized to issue a maximum of 5,000,000 shares of Common Stock, of which 3,169,634 shares were issued and outstanding on the Record Date.

         If the proposed amendment is approved by the stockholders, 10,000,000 shares of Common Stock will be authorized for issuance and the additional authorized Common Stock may be issued by the Company without any further action or approval by the stockholders. The purpose of the proposed amendment is to provide additional authorized shares of Common Stock for possible use in connection with future financings, investment opportunities, acquisitions, employee benefit or dividend reinvestment plan distributions, other distributions, such as stock dividends or stock splits, or for other corporate purposes. The 2:1 stock split that became effective on January 14, 1999 doubled the number of outstanding shares of Common Stock, so that the Company's ability to undertake these types of transactions or distributions in the future will be significantly restricted, unless the total number of authorized shares is increased. The Company has no specific plans or commitments at this time for the issuance of the additional authorized shares of Common Stock that would be added by the proposed amendment, but desires to position itself to do so if and when the need arises or market conditions otherwise warrant.

         The issuance of additional shares of Common Stock could be deemed under certain circumstances to have an antitakeover effect, such as if the shares were issued to dilute the equity ownership and corresponding voting power of a stockholder or group of stockholders who may oppose the policies or strategic plan of the Company's existing management. On this basis, the proposed increase in authorized shares could enable the Board of Directors to render more difficult or discourage an attempt by another person or entity to obtain control of the Company. The Board of Directors has no present intention of issuing any of the additional authorized shares of Common Stock for such purposes.

Recommendation of Directors

         The Board of Directors recommends that the stockholders vote FOR the approval and adoption of the amendment to the Company's Articles of Organization to increase the number of authorized shares of Common Stock.

                                 PROPOSAL THREE
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has appointed KPMG Peat Marwick LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 1999.

         The Company is not required to submit the ratification and approval of the Board of Directors' appointment of independent auditors to a vote of stockholders. In the event a majority of the votes cast are against the appointment of KPMG Peat Marwick LLP, the Board of Directors may consider the vote and the reasons therefor in future decisions on its appointment of independent auditors.

         Representatives of KPMG Peat Marwick LLP are expected to attend the annual meeting at which time they will have an opportunity to make a statement if they wish to do so and will be available to answer any appropriate questions from stockholders.

Recommendation of Directors

         The Board of Directors recommends that the stockholders vote FOR the ratification of the Board of Directors' appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending December 31, 1999.

                              STOCKHOLDER PROPOSALS

         Under applicable rules of the Securities and Exchange Commission (the "SEC"), proposals of stockholders of the Company intended to be presented at the 2000 Annual Meeting of the Company must be received by the Company no later than November 25, 1999 to be included in the Company's proxy statement and form of proxy relating to that meeting. In addition, the Company's Articles of Organization and By-Laws provide that any stockholder wishing to have any Director nominations or a stockholder proposal considered at an annual meeting must provide written notice of said nomination or stockholder proposal to the Clerk of the Company as set forth in the Articles of Organization and By-Laws of the Company at its principal executive offices not less than 60 days nor more than 150 days prior to the date of the scheduled annual meeting; provided, however, that in the event that less than 70 days notice or prior public disclosure of the scheduled date of the meeting is given or made to stockholders, notice by the stockholder must be received not later than the close of business on the 10th day following the day on which such notice of the scheduled date of the meeting was mailed or such disclosure was made, whichever first occurs. Any stockholder desiring to submit a nomination or proposal must comply with all of the applicable procedural and informational requirements contained in the Company's Articles of Organization and By-Laws as well as the applicable rules of the SEC.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires that the Company's Directors and executive officers and any other persons who own more than 10% of the outstanding shares of the Common Stock file with the SEC initial reports of ownership and subsequent reports of changes of ownership with respect to their beneficial ownership of the Common Stock. Such persons are required by SEC regulations to furnish the Company with copies of all such Section 16(a) reports that they may be required to file. To the Company's knowledge, based solely on information furnished to the Company for the year ended December 31, 1998, all such persons have complied with the applicable Section 16(a) reporting requirements for such year.

                                  OTHER MATTERS

         Shares represented by proxies in the enclosed form will be voted as stockholders direct. Properly executed proxies that contain no directions to the contrary will be voted in favor of (1) the election of the five nominees to serve as Directors of the Company, (2) the approval and adoption of the amendment to the Company's Articles of Organization to increase the number of authorized shares of Common Stock and (3) the ratification of the appointment of independent auditors. At the time of preparation of this Proxy Statement, the Board of Directors knows of no other matters to be presented for action at the Annual Meeting. As stated in the accompanying proxy card, if any other business should properly come before the Annual Meeting, the proxies named therein have discretionary authority to vote the shares according to their best judgment.

                          ANNUAL REPORT ON FORM 10-KSB

         The Company's Annual Report on Form 10-KSB (without exhibits) is included with the Company's Annual Report to Stockholders, and is being furnished to shareholders of record together with this Proxy Statement. Requests for additional copies may be directed to: Enterprise Bancorp, Inc., 222 Merrimack Street, Lowell, Massachusetts 01852, Attention: Arnold S. Lerner, Clerk.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW ANY PROXY GIVEN BY YOU AND VOTE YOUR SHARES IN PERSON.

March 25, 1998

                            ENTERPRISE BANCORP, INC.
                                      PROXY

This proxy is solicited on behalf of the Board of Directors of Enterprise Bancorp, Inc. The Board of Directors recommends a vote FOR Proposals 1, 2 and 3. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy, if otherwise properly executed, will be voted FOR Proposals 1, 2 and 3.

Name: _________________________________________________________________________

No. of Shares Represented by Proxy: __________      [X]  Please mark your votes
                                                         this way.

         The undersigned, a stockholder of Enterprise Bancorp, Inc. (the "Company"), revoking all prior proxies, hereby appoint(s) Richard W. Main and Arnold S. Lerner, and each of them with full power of substitution, the attorneys, agents and proxies of the undersigned to represent and vote all shares of stock of the Company which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders of the Company and any adjournments or postponements thereof, to be held at the American Textile Museum, 491 Dutton Street, Lowell, Massachusetts, on Tuesday, May 4, 1999, at 4:00 P.M. as specified herein as to each of the proposals 1, 2 and 3 below:


Proposal 1:  Election of Directors                            For All             Withheld from
                                                              Nominees            All Nominees
Kenneth S. Ansin, Eric W. Hanson, Arnold S. Lerner,            [   ]                  [   ]
Richard W. Main and John R. Clementi

[  ]     FOR ALL NOMINEES except as noted below (write name(s) of nominee(s) in the space provided below):
--------------------------------------------------------------------------------

                                                                 For          Against             Abstain
Proposal 2:  Approval and adoption of an amendment to            [   ]          [   ]               [   ]
the Articles of Organization of Enterprise Bancorp, Inc. to
increase the number of shares of common stock, par value
$0.01 per share, that Enterprise Bancorp, Inc. is
authorized to issue from 5,000,000 shares to 10,000,000
shares
                                                                 For          Against             Abstain
Proposal 3:  Ratification of appointment of KPMG Peat            [   ]          [   ]               [   ]
Marwick LLP as the Company's independent auditors for
the fiscal year ending December 31, 1999
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By execution  and delivery of this proxy,  the  undersigned  acknowledge(s)  and agree(s)  that the  proxies  named  herein  are  authorized  to  vote,  in their discretion and in accordance  with their best judgment,  upon such other matters as may properly  come before the meeting or any  adjournments  or  postponements thereof.

                                       I plan to attend the Meeting       [   ]

                                       Mark here for address change       [   ]

                                       Please note address change at the left


Signature__________________Date______  Signature_____________________Date______

Please date and sign exactly as name appears herein and return in the enclosed envelope. When shares are held by joint owners, both should sign. Executors, administrators, trustees and others signing in a representative capacity should give their full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.